Exhibit 99.1

ATLANTIC SOUTHERN FINANCIAL GROUP ANNOUNCES THIRD QUARTER DIVIDEND

Macon, Ga. – July 18, 2008 – Atlantic Southern Financial Group (Nasdaq Global Market:  ASFN) announced today that its board of directors has declared a third quarter cash dividend of $.03 per share on the Company’s common stock.  The dividend is payable on August 15, 2008 to all shareholders of record as of August 1, 2008.

About Atlantic Southern Financial Group, Inc. and Atlantic Southern Bank

With headquarters in Macon, Georgia, Atlantic Southern Financial Group, Inc. operates nine banking locations in the middle Georgia markets of Macon and Warner Robins, six locations in the coastal markets of Savannah, Darien, Brunswick and St. Simons Island, one location in the south Georgia market of Valdosta, Georgia, and one location in Jacksonville, Florida.  The Company specializes in commercial real estate and small business lending.

Safe Harbor

This news release contains forward-looking statements, as defined by Federal Securities Laws, including statements about financial outlook and business environment.  These statements are provided to assist in the understanding of a future financial performance and such performance involves risks and uncertainties that may cause actual results to differ materially from those in such statements.  Any such statements are based on current expectations and involve a number of risks and uncertainties.  For a discussion of factors that may cause such forward-looking statements to differ materially from actual results, please refer to the section entitled “Forward-Looking Statements” in Atlantic Southern Financial Group, Inc.’s annual report filed on Form 10-K with the Securities and Exchange Commission.

For additional information, contact Mark Stevens, President and CEO, or Carol Soto, Executive Vice President and CFO, at (478) 757-8181.